UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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CB Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

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April 12, 2019

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CB Financial Services, Inc. (the “Company”), the holding company for Community Bank. The meeting will be held at the Hampton Inn, 227 Greene Plaza, Waynesburg, Pennsylvania, on Wednesday, May 15, 2019, at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted via the Internet or by telephone.

We look forward to seeing you at the meeting.

Sincerely,

Ralph J. Sommers, Jr.	Patrick G. O’Brien
Chairman of the Board	President &
Chief Executive Officer

100 North Market Street

Carmichaels, Pennsylvania 15320

(724) 966-5041

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 15, 2019.

PLACE	Hampton Inn, 227 Greene Plaza, Waynesburg, Pennsylvania.

ITEMS OF BUSINESS	(1) To elect five directors to serve for a term of three years.

(2) To ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 29, 2019.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Deborah Sabocheck
Corporate Secretary

Carmichaels, Pennsylvania

April 12, 2019

PROXY STATEMENT

OF

CB FINANCIAL SERVICES, INC.

(Holding Company for Community Bank)

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of CB Financial Services, Inc. for the 2019 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to CB Financial Services, Inc. as “CB Financial,” the “Company,” “we,” “our” or “us” and to Community Bank as the “Bank.”

We are holding the 2019 annual meeting of stockholders at the Hampton Inn, 227 Greene Plaza, Waynesburg, Pennsylvania, on Wednesday, May 15, 2019 at 9:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 12, 2019.

Important Notice Regarding the Availability of Proxy Materials FOR THE STOCKHOLDERS’ Meeting to be held on maY 15, 2019

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission are available on line at www.envisionreports.com/CBFV.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock that you owned as of March 29, 2019. As of the close of business on that date, 5,433,289 shares of Company common stock were outstanding. Each share of common stock has one vote.

The Company’s Articles of Incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 15% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 15% limit, subject to limited exceptions.

Ownership of Shares; Attending the Meeting

You may own shares of the Company in one or more of the following ways:

•	Directly in your name as the stockholder of record; and

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. If you want to vote your shares of CB Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

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Quorum and Voting

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is five.

In voting on the ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of Baker Tilly Virchow Krause, LLP, the affirmative vote of a majority of the votes cast at the annual meeting is required.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name, you must cast your vote if you want it to count in the election of directors (Item 1). Current stock market regulations prohibit your bank or broker from voting your uninstructed shares in the election of directors and on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Item 1, no votes will be cast on this matter on your behalf. These are referred to as “broker non-votes.” Your bank or broker, however, has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2).

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board unanimously recommends that you vote:

•	“FOR” all of the nominees for director; and
•	“FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the original date of the annual meeting and you have not revoked your proxy. We do not currently know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for voting via the Internet or by telephone is 1:00 a.m., Eastern Time, on May 15, 2019.

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Revoking Your Proxy

Whether you vote by mail, telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to the Company’s Corporate Secretary;
•	submitting a properly signed proxy card with a later date;
•	voting by telephone or via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
•	voting in person at the annual meeting.

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of 15 members, all of whom are independent under the listing requirements of the NASDAQ Stock Market except for Richard B. Boyer, Ralph Burchianti, Patrick G. O’Brien and Ralph J. Sommers, Jr., who are our employees. In determining the independence of directors, the Board considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit outstanding to Mark Fox, Charles R. Guthrie, CPA, Joseph Headlee, John LaCarte, Roberta Robinson Olejasz and David Pollock or to their related entities, as well as the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons”, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure and Board’s Role in Risk Oversight

Mr. Sommers serves as Chairman of the Board of Directors and Mr. Fox serves as Vice Chairman of the Board of Directors. The Board of Directors believes this arrangement is appropriate given that more than a simple majority of the members of the Board of Directors are independent. The Board of Directors believes that the independent directors, working together, provide strong, independent oversight of the Company’s management and affairs. The Board of Directors has not designated a lead independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board, working together, provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy

The Board has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

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Board Committees

The following table identifies the Board’s standing committees and their members as of December 31, 2018. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board and that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charter of each committee is available at the Investor Relations section of the Bank’s website (www.communitybank.tv).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Karl G. Baily	Vice Chairman		X
Jonathan A. Bedway		X	X
Richard B. Boyer
Ralph Burchianti
Mark E. Fox	X	X	X
William C. Groves	X		Chairman
Charles R. Guthrie, CPA	Chairman	X	X
Joseph N. Headlee		X	Vice Chairman
John J. LaCarte	X	Chairman	X
Barron P. McCune, Jr (1)
Patrick G. O’Brien
Roberta Robinson Olejasz	X		X
William G. Petroplus			X
David F. Pollock		X	X
Ralph J. Sommers, Jr.
John M. Swiatek		Vice Chairman	X
Number of meetings in fiscal 2018	12	3	2

(1)	Mr. McCune retired from the Board of Directors effective January 1, 2019.

Audit Committee

The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Company’s Board has designated Charles R. Guthrie, CPA as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s executive management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews and evaluates all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation Committee also administers and has discretionary authority over the issuance of equity awards under the Company’s equity incentive plan. Decisions by the Compensation Committee with respect to the compensation of executive officers, except for the issuance of equity awards, are approved by the full Board. The Committee also assists the Board in evaluating potential candidates for executive positions. With respect to other executive officers, the Chief Executive Officer recommends their annual compensation based on both individual and company-wide performance, subject to review and approval of the Compensation Committee and the Board. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews the form and amount of compensation paid to our non-management directors from time to time.

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The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee did not engage the services of a compensation consultant during 2018.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If a candidate is deemed eligible for election to the Board, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board;

•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and

•	current equity holdings in the Company.

The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

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Consideration of Stockholder Recommendations. It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s records; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the fiscal year ended December 31, 2018, the Company’s Board of Directors held 12 meetings; the Bank’s Board of Directors held 12 meetings and the Exchange Underwriters’ Board of Directors held 6 meetings. No director attended less than 75% of the total meetings of the Company’s and the Bank’s Board of Directors and the respective committees on which such director served during the fiscal year.

Director Attendance at Annual Meeting of Stockholders

The Board encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors then serving attended last year’s annual meeting of stockholders.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available on the Investor Relations section of the Bank’s website (www.communitybank.tv).

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REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committee which include matters related to the conduct of the audit of the Company’s consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Audit Committee of the Board of Directors of

CB Financial Services, Inc.

Charles R. Guthrie, CPA, Chairman

Karl G. Baily, Vice Chairman

Mark E. Fox

William C. Groves

John J. LaCarte

Roberta Robinson Olejasz

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DIRECTOR COMPENSATION

The following table sets forth the compensation received by individuals who served as directors, and who were not also named executive officers, of the Company during the fiscal year ended December 31, 2018.

	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Karl G. Baily	$28,800	$19,088	$-	$-	$3,268		$51,156
Jonathan A. Bedway	20,000	19,088	-	-	2,600		41,688
Mark E. Fox	43,200	19,088	-	-	3,268		65,556
William C. Groves	38,700	19,088	-	-	3,268		61,056
Charles R. Guthrie, CPA	33,900	19,088	-	-	3,268		56,256
Joseph N. Headlee	28,800	19,088	-	-	3,268		51,156
John J. LaCarte	30,600	19,088	-	-	3,268		52,956
Roberta Robinson Olejasz	20,000	19,088	-	-	2,600		41,688
William G. Petroplus	20,000	19,088	-	-	35,933	(3)	75,021
David F. Pollock	32,100	19,088	-	-	3,268		54,456
Ralph J. Sommers, Jr.	42,000	19,088	-	-	61,069	(2)	122,157
John M. Swiatek	28,800	19,088	-	-	3,268		51,156

__________________

(1)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($25.45 per share on December 14, 2018). Restricted stock awards vest over 5 years with 20% vesting on December 14, 2019. As of December 31, 2018, each listed director had an outstanding stock award for 750 shares. See “Executive Compensation – Equity Incentive Plan.”
(2)	Includes salary ($50,000) and bonus ($2,600) paid in accordance with the employment agreement between Community Bank and Mr. Sommers. See “Executive Compensation – Employment Agreements.”
(3)	Includes eight monthly payments on the FWVB former executive consulting agreement between Community Bank and Mr. Petroplus that ends on May 1, 2019.

The amount reflected in the “Stock Awards” column of the above table represent the grant date fair value of the awards issued to the listed directors under the CB Financial Services, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), as determined in accordance with applicable accounting standards.

Consulting Agreement with Mr. Petroplus. Mr. Petroplus, the former President and Chief Executive Officer of FWVB, is a party to a consulting agreement with Community Bank, that became effective April 30, 2018 upon the consummation of the merger of FWVB with and into the Company. Pursuant to the consulting agreement, Mr. Petroplus will provide consulting services to Community Bank for a 12-month period ending on May 1, 2019. As consideration for the foregoing, Mr. Petroplus is entitled to (1) $50,000, paid in equal monthly installments in arrears over the 12-month consulting period; and (2) a lump sum payment of $106,000, payable within 10 business days following the completion of the 12-month consulting period.

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STOCK OWNERSHIP

The Company does not know of any person to be the beneficial owner of more than 5% of the Company’s outstanding common stock as of March 29, 2019.

The following table provides information as of March 29, 2019, about the shares of Company common stock that may be considered to be beneficially owned by each nominee for director, by each continuing director, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged any of his shares.

Name	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Directors:
Karl G. Baily	21,313	(2)(5)	*
Jonathan A. Bedway	10,749		*
Richard B. Boyer	19,824	(5)	*
Ralph Burchianti	66,688	(4)	1.2%
Mark E. Fox	15,208	(3)(5)	*
William C. Groves	22,432	(4)	*
Charles R. Guthrie, CPA	15,148	(3)(5)	*
Joseph N. Headlee	21,053	(3)	*
John J. LaCarte	62,533	(3)	1.2%
Patrick G. O’Brien	64,003	(5)	1.2%
Roberta Robinson Olejasz	4,618		*
William G. Petroplus	10,940		*
David F. Pollock	39,638		*
Ralph J. Sommers, Jr.	24,533		*
John M. Swiatek	15,861	(5)	*

Executive Officers Who Are Not Directors:
Kevin D. Lemley, CPA	14,308	(2)(5)	*

All Directors and Executive Officers as a Group (16 persons)	428,849		7.9%

__________________________________________
*	Represents less than 1% of the Company’s outstanding shares.
(1)	Based on 5,433,289 shares of the Company’s common stock outstanding and entitled to vote as of March 29, 2019.
(2)	Includes shares owned indirectly through a spouse or child as follows: Mr. Baily – 400 shares and Mr. Lemley – 2,910 shares.
(3)	Includes shares held by a corporation or limited partnership as follows: Mr. Fox – 725 shares, Mr. Guthrie – 48 shares and Mr. LaCarte – 25,500 shares.
(4)	Includes shares owned indirectly through an investment club as follows: Messrs. Groves and Burchianti – 220 shares each. The investment club, in which Messrs. Groves and Burchianti each has a 10% interest, owns a total of 2,200 shares.
(5)	Includes shares owned through a retirement account as follows: Mr. Baily – 1,850 shares, Mr. Boyer – 11,989 shares, Mr. Fox –5,498 shares, Mr. Guthrie – 5,667 shares, Mr. O’Brien – 19,694 shares, Mr. Swiatek – 6,334 shares and Mr. Lemley – 940 shares.

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ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Board of Directors consists of 15 members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.

The five nominees who have been nominated for election at the annual meeting to serve for a three-year term or until their successors have been duly elected and qualified are: Jonathan A. Bedway, Richard B. Boyer, Charles R. Guthrie, CPA, Joseph N. Headlee and Patrick G. O’Brien. The nominees are currently directors of the Company and the Bank.

Unless you indicate that your shares should not be voted for one or more nominee(s), the Board intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card intend to vote your shares to approve the election of any substitute proposed by the Board. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends that stockholders vote “FOR” all of the nominees.

Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of December 31, 2018. The starting year of service as a director includes service on the Board of Directors of Community Bank, on FedFirst and its former subsidiary First Federal Savings Bank or on First West Virginia and its former subsidiary Progressive Bank, N.A., as applicable.

Board Nominees for Terms Ending in 2022

Jonathan A. Bedway, Mr. Bedway, age 53, served as a director of First West Virginia and Progressive Bank since 2014. Mr. Bedway is the founder and President of Bedway Development Corporation, a commercial construction contractor and a commercial real estate developer. Mr. Bedway is also the President of the following entities: Double J Real Estate, LLC; Bedway Group, Inc.; Broadway Realty; Bedway Land & Minerals; and Groway, LLC. Mr. Bedway serves on the Board of Wheeling Country Day School where he is the President of the Board of Trustees. Mr. Bedway is a graduate of The Linsly School and West Virginia University with a Bachelor of Science degree.

Mr. Bedway’s 28 years of experience as the owner of a successful construction and development company and his experience and knowledge of the local and regional commercial real estate market are beneficial in reviewing and attracting commercial loans.

Richard B. Boyer. Mr. Boyer, age 60, served as a director of FedFirst since 2002. He has been the President of Exchange Underwriters, Inc. since 1989.

As President of Exchange Underwriters, Mr. Boyer brings to the board of directors knowledge of the insurance industry and the operations of Exchange Underwriters, which he has managed for over 26 years.

Charles R. Guthrie, CPA. Mr. Guthrie, age 59, has served as a director since 2005. He is the President of Guthrie Belczyk and Associates, P.C., an accounting firm. Until 2012, Mr. Guthrie served as a registered representative of LPL, an investment company. Mr. Guthrie has been a Certified Public Accountant since 1982. He serves on committees of various community organizations in Community Bank’s local market area.

Mr. Guthrie’s expertise in accounting and corporate management and his community involvement are valuable assets to the board of directors.

Joseph N. Headlee. Mr. Headlee, age 69, has served as a director since 2002. Until August 2018, Mr. Headlee was a partner in Wayne Lumber Company and remains a partner in the Headlee Partnership. He has held these positions since 1982 and 1980, respectively. Mr. Headlee also has served as Treasurer of Franklin Township Sewage Authority.

Mr. Headlee brings to the board of directors experience in business management and marketing and familiarity with Community Bank’s market area.

Patrick G. O’Brien. Mr. O’Brien, age 57, served as a director of FedFirst since 2009. He became Chief Executive Officer and President of Community Bank in 2018 and 2017, respectively. Before joining Community Bank in 2014, Mr. O’Brien was FedFirst’s President and Chief Executive Officer in 2009 to 2014 and served as Executive Vice President and Chief Operating Officer of FedFirst from 2005 to 2009. Before joining FedFirst, he served as Regional President and Senior Lender – Commercial Lending with WesBanco Bank, Inc., Washington, Pennsylvania, from 2002 to 2005. Before serving with WesBanco Bank, he was Senior Vice President of Commercial Lending with Wheeling National Bank from 1999 to 2002, and Vice President and District Manager (Retail Banking) at PNC from 1993 to 1999.

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As FedFirst’s former President and Chief Executive Officer, Mr. O’Brien brings to the board of directors knowledge of FedFirst’s operations, extensive experience in community banking and familiarity with our market area.

Directors Continuing in Office

The following directors have terms ending in 2020:

Mark E. Fox. Mr. Fox, age 60, has served as a director since 1998 and was appointed Vice-Chairman in 2018. Mr. Fox has more than 36 years’ experience as the owner and manager of Fox Ford, Inc., a local car dealership. Since 2013, he has served as the President of Fox Ford, Inc. Before that time, he served as Vice President of Fox Ford, Inc. He holds a bachelors’ degree in accounting and a MBA degree.

Mr. Fox’s experience in managing a local business provides the board of directors with insight into economic and business trends in Community Bank’s market area.

William C. Groves. Mr. Groves, age 77, has served as a director since 1996. Since 1980 he has served as the President of Haulit Trucking, Inc. Mr. Groves is also a township supervisor of Cumberland Township, a position he has held since 2003.

Mr. Groves’s experience in managing a local business and his long standing ties to the local community provide the board of directors with valuable insight on Community Bank’s local market area.

John J. LaCarte. Mr. LaCarte, age 52, served as a director of FedFirst Financial Corporation (“FedFirst”) since 1998 and served as FedFirst’s Chairman of the Board since 2004. He is the President of LaCarte Development Company and LaCarte Enterprises, Inc., the holding company of Model Dry Cleaners, LLC, Model Uniforms, LLC and Model Apparel, LLC.

Mr. LaCarte brings to the board of directors entrepreneurial and business management experience from successfully managing a business with over 25 locations in Pennsylvania and Ohio and 300 employees. In addition, as a lifelong resident of the area and owner of a local business based in Washington County, he offers the board of directors significant knowledge related to the local business, market area and retail environment. Mr. LaCarte’s career as a small business owner also provides organizational understanding and management expertise.

William G. Petroplus, Mr. Petroplus, age 71, served as a director of First West Virginia since 1998 and served as First West Virginia’s Chairman of the Board of Directors since 2016. Mr. Petroplus also served as a director of Progressive Bank, and was a director of Progressive Bank since 1986. Prior to his appointment as President and Chief Executive Officer, he was appointed as the Interim President and Chief Executive Officer of First West Virginia and Progressive Bank on December 21, 2013. Mr. Petroplus had previously served as Chairman of the Nominating Committee and as a member of the Corporate Governance/Human Resource Compensation Committee of First West Virginia prior to his appointment as Interim President and Chief Executive Officer.

Mr. Petroplus is a graduate of West Virginia University and the West Virginia University College of Law. Mr. Petroplus has 45 years’ experience as an attorney. He has been with the law firm Petroplus & Gaudino, PLLC since 1999. His legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated banking industry. He also is the sole member of GWP Realty LLC, a real estate investment and rental limited liability company. Mr. Petroplus’s expertise in laws and regulations, that pertain to, but are not limited to real estate law, commercial lending, corporate law and fiduciary matters, contribute insight to the board on such matters.

David F. Pollock. Mr. Pollock, age 64, has served as a director since 2006. Mr. Pollock has been a practicing attorney for over 34 years. He is a Managing Partner in the law firm of Pollock Morris, LLC and, since 2008, has been a Managing Partner of P&S Development, LLC, a real estate development company.

Mr. Pollock’s legal knowledge and real estate development experience in Community Bank’s market area significantly contribute to the depth of the board of directors.

The following directors have terms ending in 2021:

Karl G. Baily. Mr. Baily, age 67, has served as a director since 1996. He retired as President of Coldwell Banker Baily Real Estate and Vice President of Baily Insurance Agency, Inc. in 2012.

Mr. Baily provides the board of directors with long-standing knowledge of the local real estate market and the local community.

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Ralph Burchianti. Mr. Burchianti, age 63, was appointed to director in 2019 and has been employed by Community Bank since August 1985 and serves as Executive Vice President – Chief Credit Officer.

Mr. Burchianti provides the board of directors with knowledge of our geographic footprint and his extensive management and leadership of loan administration and credit culture.

Roberta Robinson Olejasz. Ms. Olejasz, age 47, served as a director of First West Virginia and Progressive Bank since 2014. Ms. Olejasz has been the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. since 2005 and also serves as the finance manager of the dealership. Ms. Olejasz is a director and past Chairman of the West Virginia Automobile and Truck Dealers Association, a member of the visiting committee of the West Virginia University College of Business and Economics, and a board member of the Wheeling Chamber of Commerce. Ms. Olejasz received a Bachelor of Science degree in Management from Virginia Commonwealth University and a Masters of Business Administration from West Virginia University.

Ms. Olejasz brings a strong sense of executive management and leadership to the Board of Directors. In addition, Ms. Olejasz’s experience as the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. equips her to understand and guide management decisions and actions relating to planning, risk management, marketing and capital management.

Ralph J. Sommers, Jr. Mr. Sommers, age 79, has served as a director since 1983 and as Chairman of the Board since 1999. He previously served as Chief Executive Officer of Community Bank from 1982 to 2005.

Mr. Sommers’ long history with Community Bank and his knowledge of its market area are valuable assets to the board of directors.

John M. Swiatek. Mr. Swiatek, age 61, served as a director of FedFirst since 2010. He is currently a partner in the Swiatek Melone Group, a strategic marketing, communications and public relations practice. Previously, he served as Managing Director of Innovation Sports & Entertainment, a division of The Innovation Group. Before joining The Innovation Group in 2011, he was the Director of the Sports, Entertainment and Marketing division of GSP Consulting Corporation. Mr. Swiatek also co-founded and served as the President and Managing Partner of the Washington Wild Things, a minor league professional baseball team in Washington, Pennsylvania, from 2001 until 2009.

Mr. Swiatek brings to the board of directors extensive business background in finance, management and marketing. In addition, he is familiar with our market areas as well as the surrounding greater Pittsburgh metropolitan area.

Executive Officers Who Are Not Directors

Below is information regarding our executive officer who is not a director of the Company or the Bank. The individual has held his current position for at least the last five years, unless otherwise stated. The age presented is as of December 31, 2018.

Kevin D. Lemley, CPA. Mr. Lemley, age 64, has been employed by CB Financial since December 2011 and serves as Executive Vice President and Chief Financial Officer. From 2010 to 2011, he served as Senior Vice President and Chief Credit Administration Officer of Centra Bank, Inc. From 1999 to 2010, he served as Senior Vice President and Chief Financial Officer of Centra Bank, Inc.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year, subject to ratification by stockholders. A representative of Baker Tilly Virchow Krause, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee may consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year.

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Audit Fees. Baker Tilly Virchow Krause, LLP has served as the Company’s independent registered public accounting firm since October 1, 2014. The following table sets forth the fees that it billed to the Company for the fiscal years ended December 31, 2018 and 2017, respectively.

	Fiscal 2018	Fiscal 2017
Audit fees (1)	$167,200	$123,500
Audit-related fees (2)	110,869	36,949
Tax fees(3)	17,899	11,000
All other fees(4)	10,500	8,325

___________________

(1)	Includes fees for the audit of the annual consolidated financial statements, review of Annual Report on Form 10-K, and review of financial statements included in Forms 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees for audit of opening balance sheet and purchase accounting adjustments related to the merger with First West Virginia Bancorp (“FWVB”) and audit of employee benefit plans.
(3)	Includes fees for tax compliance services including preparation of federal and state tax returns, planning advice and completion of Form 8937 filing requirement for the FWVB merger.
(4)	Includes fees for Cost Segregation Study engagement performed on the Barron P. “Pat” McCune Jr. Corporate Center.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the fiscal year ended December 31, 2018, all audit-related fees, tax fees, and all other fees set forth in the table above were approved by the Audit Committee.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The following information is furnished for the principal executive officer of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2018, exceeded $100,000. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)		Option Awards (1)		All Other Compensation (2)	Total
Patrick G. O’Brien President & Chief Executive Officer	2018 2017 2016	$365,449 257,861 250,350	$50,000 30,943 17,525		$25,450 ― 7,512	$	― 25,461 17,094	$45,732 43,466 42,810	$486,631 357,731 335,291

Barron P. McCune, Jr. Former Executive Consultant and former Chief Executive Officer	2018 2017 2016	$248,689 363,960 353,760	$20,000 42,024 23,800	$	― 23,063 10,210	$	― ― 20,503	$135,879 75,482 75,733	$404,568 504,529 485,006

Richard B. Boyer Vice President of Insurance Operations	2018 2017 2016	$275,251 251,396 242,439	$25,000 44,186 ―		$19,088 23,063 13,225	$	― 10,495 10,276	$77,113 66,063 66,416	$396,452 395,203 332,356

Ralph Burchianti	2018	$236,505	$25,000		$15,270	$	―	$31,602	$308,377
Executive Vice President &	2017	195,191	22,661		―		20,369	27,493	265,714
Chief Credit Officer	2016	189,691	12,834		5,502		13,685	28,092	249,804

(1)	These amounts represent the grant date fair value of the awards issued to the named executive officers under the 2015 Equity Incentive Plan, as determined in accordance with applicable accounting standards. Although the full grant date fair value of the stock option awards is reflected in the above table, the actual value of the stock options, if any, realized by the named executive officers will depend on the extent to which the market value of the Company common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the estimated value reflected in the above table.

(2)	The following table details the amounts reported in the “All Other Compensation” column for 2018. The table may exclude perquisites which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. McCune	Mr. O’Brien	Mr. Boyer	Mr. Burchianti
Employer contributions to 401(k) plan	$35,750	$13,750	$13,750	$30,844
Supplemental retirement plan contribution	9,547	-	-	-
Imputed income on split dollar life insurance	409	-	1,380	331
Director fees	28,800	28,800	28,800	-
Company Car Fringe (a)	41,943	2,904	6,029	-
Consulting Fees (a)	18,000	-	-	-
Total	134,449	45,454	49,959	31,175

(a)	Mr. McCune received the consulting fees in consideration of services as an Executive Consultant during 2018. In addition, the value of the Company Car Fringe represents the market value of Mr. McCune’s company-issued automobile, the ownership of which was transferred to Mr. McCune in connection with his retirement as Chief Executive Officer.

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Employment Agreements. Community Bank has entered into employment agreements with Messrs. Sommers, McCune, O’Brien, Burchianti and Boyer (referred to below as the “executives” or “executive”). Exchange Underwriters, Inc. is also a party to the employment agreement with Mr. Boyer. The employment agreements have a term that begins October 31, 2014 and continues 36 months after May 1, 2015. On each anniversary date (which is defined as May 1 of each calendar year), each employment agreement will extend for one year such that the remaining term will be for 36 months thereafter, provided that disinterested members of the Bank’s board of directors conduct a comprehensive performance evaluation of the executive and affirmatively approve the extension.

Each employment agreement provides for an annual base salary rate of $50,000, $320,000, $238,350, $166,073 and $190,000 for Messrs. Sommers, McCune, O’Brien, Burchianti and Boyer, respectively. In addition to base salary, each executive (except Mr. Boyer) is entitled to participate in bonus programs and benefit plans that are made available by the Bank to management employees. In lieu of participating in the Bank’s bonus programs, Mr. Boyer is entitled to receive: (i) 25% of all first year commissions generated by any salesperson of Exchange Underwriters, Inc. (including himself) from the sales of new insurance policies, which the commissions earned will be paid on a monthly basis; and (ii) an annual bonus equal to 20% of the year-over-year growth in Exchange Underwriters, Inc.’s annual audited net income, excluding any net income effect from the completion of any agency acquisition.

Each executive will be reimbursed for all reasonable business expenses incurred. Moreover, Messrs. Sommers, McCune, O’Brien and Boyer are entitled to use of a company-purchased automobile and will be reimbursed for all operating expenses of the automobile. Community Bank will also make a taxable annual contribution of $9,547 to a non-qualified supplemental retirement program for the benefit of Mr. McCune.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or if the executive resigns during the term of the employment agreement for “good reason,” Community Bank will provide the executive with the following severance benefits:

•	continued base salary payments (at the rate in effect as of the date of determination) for the greater of 12 months or the remaining term of the employment agreement, payable in accordance with regular payroll practices; and

•	continued life insurance and non-taxable medical and dental coverage, which will end upon the earlier of the completion of the remaining term of the employment agreement or the date on which the executive receives substantially similar benefits from another employer.

For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in the executive’s base salary or benefits (other than a reduction that is part of a good faith, overall reduction applicable to all employees); (ii) a material reduction in the executive’s authorities, duties or responsibilities; or (iii) a material breach of the employment agreement by the Bank.

Upon the occurrence of the executive’s termination for any reason (other than for cause) on or after the effective time of a change in control of the Company or Community Bank, then in lieu of the severance benefits immediately above, the Bank or any successor will provide the executive with the following severance benefits:

•	a benefit equal to three times the executive’s highest annual rate of base salary earned during the calendar year of the executive’s date of termination or either of the three calendar years immediately preceding the date of termination, payable in equal installments according to regular payroll practices; and

•	continued life insurance and non-taxable medical and dental coverage until the earlier of: (i) three years after the executive’s date of termination; or (ii) the date on which the executive receives substantially similar benefits from another employer.

Upon any termination of employment (except following a change in control), each executive is required to adhere to non-competition and non-solicitation covenants for one year.

Non-Equity Bonus Program. Community Bank maintains a bonus program designed to align the interests of employees of Community Bank with the overall performance of CB Financial and the Bank. Employees selected by the board of directors are eligible to participate in the bonus program. Each employee’s bonus amount is designated as a percentage of base salary, and is determined based on the satisfaction of objective performance targets related to the Bank’s net income and net loan growth (which is determined based on the percentage increase in net loans from the prior fiscal year). For the 2018 plan year, the Compensation Committee established performance targets related to net income and net loan growth set forth in the following matrix, with the percentage amounts (based on the satisfaction of the applicable performance targets) representing the percentage of the employee’s base salary for purposes of determining his or her bonus:

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	Net Loan Growth
Net Income (Dollars in thousands)	0%	4%	8%	12%	16%
$8,107	-	0.6%	1.2%	2.4%	3.6%
$8,257	0.6%	1.2%	2.4%	3.6%	4.8%
$8,407	1.2%	2.4%	3.6%	4.8%	6.0%
$8,557	2.4%	3.6%	4.8%	6.0%	7.2%
$8,707	3.6%	4.8%	6.0%	7.2%	8.4%

For calculation purposes in 2018, net income was approximately $7.8 million (as adjusted for merger expenses and changes in the federal tax code) and net loans increased approximately 13%. As a result, based on the matrix above, no employee earned a bonus within the matrix. At their discretion, the Board of Directors approved an employee bonus equal to 3% of base salary, which was paid in January 2019.

Based on the past experiences with the bonus matrix, the Compensation Committee and the Board of Directors have deemed this bonus program to be out of date and obsolete. Executive Management and the Compensation Committee are working on creating a new bonus program for the Bank.

Split Dollar Agreements. Community Bank has entered into split dollar life insurance agreements with each Messrs. Sommers, McCune and Burchianti. Under each agreement, the executive’s designated beneficiary will be entitled to share in the proceeds under a life insurance policy owned by the Bank on the life of the executive. The death benefit payable to each executive is $200,000, provided, however that the death benefit must not exceed the executive’s net-at-risk portion of the proceeds (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). If the executive’s termination occurs subsequent to a change in control of Community Bank, the executive will be 100% vested in his death benefit. The Bank is the sole beneficiary of any death proceeds remaining after the executive’s death benefit has been paid to his designated beneficiary.

Community Bank also has assumed the split dollar life insurance agreement between First Federal Savings Bank and Mr. Boyer in connection with the Company’s merger with FedFirst. This agreement provides Mr. Boyer with a cash payment if he dies while in service with the Bank. Under the terms of the agreement, the Bank is the owner of and pays all the premiums on the life insurance policy under which Mr. Boyer is insured. Under the agreement, upon Mr. Boyer’s death his designated beneficiary is entitled to $1,000,000 if he dies before age 65 and $500,000 if he dies after age 65. The Bank is entitled to any remaining insurance proceeds. If Mr. Boyer terminates his employment before attaining his normal retirement age, his division of the insurance proceeds will be prorated based on his years of service with the Bank.

401(k) Plan. Community Bank maintains the 401(k) Profit Sharing Plan, a tax-qualified defined contribution retirement plan (the “401(k) Plan”), for all employees who have satisfied the 401(k) Plan’s eligibility requirements. Each eligible employee can begin participating in the 401(k) Plan on the first day of the calendar quarter following the attainment of age 18 and completion of six months of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax or post-tax (referred to as a “Roth” contribution) basis, subject to the limitations imposed by the Internal Revenue Code. For 2018, the salary deferral contribution limit was $18,500 provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. Each plan year, Community Bank makes a matching contribution, based on each participant’s salary deferral contribution. The matching contribution formula is currently a 25% match of employee 401(k) Plan deferrals (if any) up to the first 4% of compensation deferred. In addition to salary deferral contributions, the 401(k) Plan provides that the Bank will make a safe harbor employer contribution to each eligible participant’s account equal to 3% of the participant’s compensation earned during the plan year (referred to as a “safe harbor contribution”). A participant is always 100% vested in his or her salary deferral and safe harbor contributions.

In addition, for the 2018 plan year, Community Bank made a discretionary profit sharing contribution to each participant’s account in accordance with the following schedule:

For all employees who were participants in the Community Bank Pension Plan as of December 31, 2007.

Age 66 or older	1% of compensation
Age 51-65	9% of compensation
Age 45-50	7% of compensation
Age 40-44	5% of compensation
Age 35-39	3% of compensation
Age 34 and under	1% of compensation
All employees who were not participants in the Community Bank Pension Plan as of December 31, 2007 and all employees hired on or after January 1, 2007	1% of compensation

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Each participant vests in his or her profit sharing contribution at a rate 20% per year such that the participant will become 100% vested upon the completion of five years of credited service. However a participant will immediately become 100% vested in any profit sharing contributions upon the participant’s death, disability or attainment of age 65 while employed with Community Bank.

Generally, a participant (or participant’s beneficiary upon death) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with Community Bank), death, disability or termination of employment, which is payable in a lump sum. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account balance among a variety of investment options available under the plan.

Outstanding Equity Awards at December 31, 2018. The following table sets forth information with respect to outstanding equity awards as of December 31, 2018, for the named executive officers. All equity awards reflected in this table were granted pursuant to the 2015 Equity Incentive Plan, described below.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested(2)	Market Value of Shares of Restricted Stock That Have Not Vested(3)

Patrick G. O’Brien	7,500 1,404 820	5,000 2,106 3,280	$22.25 26.45 30.75	12/16/25 12/16/26 12/15/27	― ― ― 1,000	― ― ― $24,780

Barron P. McCune, Jr.	9,000 1,684 ―	6,000 3,368 ―	$22.25 26.45 30.75	12/16/25 12/16/26 12/15/27	― ― ―	― ― ―

Richard B. Boyer	1,500 422 338	3,000 1,266 1,352	$22.25 26.45 30.75	12/16/25 12/16/26 12/15/27	― ― ― 750	― ― ― $18,585

Ralph Burchianti	6,000 1,124 656	4,000 1,686 2,624	$22.25 26.45 30.75	12/16/25 12/16/26 12/15/27	― ― ― 600	― ― ― $14,868

__________________________________________

(1)	Options vest in five equal installments, commencing on December 15, 2018, December 16, 2017 and 2016, respectively.
(2)	Restricted stock awards vest in five equal installments, commencing on December 14, 2019.
(3)	Based on the $24.78 closing price of the Company’s common stock on December 31, 2018.

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2015 Equity Incentive Plan.  At the 2015 annual meeting, the Company’s stockholders approved the 2015 Equity Incentive Plan to provide officers, employees and directors of the Company and Community Bank with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2015 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 407,146 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, restricted stock awards and restricted stock units. Of this amount, the maximum number of shares of Company common stock that may be issued under the plan pursuant to the exercise of stock options is 271,431 shares, and the maximum number of shares of Company common stock that may be issued as restricted stock awards or restricted stock units is 135,715 shares (the “Restricted Stock Threshold Amount”). The Compensation Committee may issue restricted stock awards or restricted stock units that exceed the Restricted Stock Threshold Amount, provided that the number of shares of Company common stock that are reserved for issuance under the 2015 Equity Incentive Plan as stock options will be reduced by three shares of common stock for each restricted stock award or restricted stock unit that is issued in excess of the Restricted Stock Threshold Amount.

Employees and directors of the Company and its subsidiaries are eligible to receive awards under the 2015 Equity Incentive Plan, except non-employee directors may not be granted incentive stock options.  The 2015 Equity Incentive Plan will be administered by the members of the Compensation Committee.  The Compensation Committee may grant any of these types of awards subject to performance based vesting conditions. Such awards shall be referred to herein as “performance awards.” As of December 31, 2018, 11,612 stock options and 93,074 shares of restricted stock remain available for award from the 2015 Equity Incentive Plan.

The Compensation Committee shall specify the vesting schedule or conditions of each award. Unless the Compensation Committee specifies a different vesting schedule at the time of grant, awards under the 2015 Equity Incentive Plan, other than performance awards, shall be granted with a vesting rate not exceeding 20% per year, with the first installment vesting no earlier than one year after the date of grant of the award. If the vesting of an award under the 2015 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Compensation Committee and evidenced in an award agreement. Notwithstanding anything to the contrary in the 2015 Equity Incentive Plan, except with respect to the deemed satisfaction of any performance conditions on a change in control, no award granted under the 2015 Equity Incentive Plan will vest in less than one year from the date of grant, unless due to death, disability or involuntary termination following a change in control. Vesting may be accelerated upon death, disability, or involuntary termination of employment or service following a change in control, or at the discretion of the Compensation Committee at any time after the first anniversary of the date of grant of an award.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2018, except that Patrick G. O’Brien and Richard B. Boyer inadvertently each filed one untimely Form 4 to report one transaction involving an acquisition of shares of Company common stock and cashless exercise of vested stock options, respectively.

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Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits the Company from making loans to its executive officers and directors. However, there is a specific exemption from such prohibition for loans made by Community Bank to its executive officers and directors in compliance with federal banking regulations. Federal banking regulations generally require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. However, federal regulations allow financial institutions, such as Community Bank, to make loans to executive officers and directors at reduced interest rates if the loans are made under a benefit program that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Community Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of Community Bank’s board of directors.

The outstanding balance of loans extended by Community Bank to its executive officers and directors and related parties was $6.2 million at December 31, 2018. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Community Bank, and did not involve more than the normal risk of collectability or present other unfavorable features when made.

Other Transactions. Since January 1, 2018, there have been no transactions and there are no currently proposed transactions in which the Company or the Bank were or are to be a participant and the amount involved exceeds $120,000, and in which any of the Company’s executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 12, 2019. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 15, 2020, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Articles of Incorporation provide that, in order for a stockholder to make nominations for the election of directors and/or proposals for business to be brought before the annual meeting, a stockholder must deliver written notice of such nominations and/or proposal to the Company’s Secretary not less than 60 days before the anniversary date of the immediately preceding annual meeting. A copy of the Articles of Incorporation may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to CB Financial Services, Inc., 100 North Market Street, Carmichaels, Pennsylvania 15320. Communications to the Board of Directors should be sent to the attention of Deborah Sabocheck, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a committee of the Board should send their communications to the attention of the Chairman of the particular committee. It is in the discretion of the Nominating/Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. They will not receive additional compensation for these solicitation activities.

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The Company’s Annual Report on Form 10-K accompanies this proxy statement. Any stockholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, or by voting via the Internet or by telephone.

By Order of the Board of Directors,

Deborah Sabocheck
Corporate Secretary

Carmichaels, Pennsylvania

April 12, 2019

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cb Financial Services, Inc.

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM, Eastern Time on May 15, 2019

Online
Go to **www.envisionreports.com/CBFV** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBFV

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Jonathan A. Bedway	☐	☐
02 - Richard B. Boyer	☐	☐
03 - Charles R. Guthrie, CPA	☐	☐
04 - Joseph N. Headlee	☐	☐
05 - Patrick G. O'Brien	☐	☐

+

Proposal	For	Against	Abstain
2. The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

5 1 B V 4 1 1 1 4 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02ZRKA

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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of CB Financial Services, Inc Shareholders

Wednesday, May 15, 2019, 9:00am EST
Hampton Inn
227 Greene Plaza, Waynesburg, PA

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBFV

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

CB Financial Services, Inc

+

2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2019

Mark E. Fox, William C. Groves and John J. LaCarte, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CB Financial Services, Inc to be held on May 15, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

+

22

cb Financial Services, Inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Jonathan A. Bedway	☐	☐
02 - Richard B. Boyer	☐	☐
03 - Charles R. Guthrie, CPA	☐	☐
04 - Joseph N. Headlee	☐	☐
05 - Patrick G. O'Brien	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 1 1 4 9

02ZRLA

23

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CB Financial Services, Inc

2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2019

Mark E. Fox, William C. Groves and John J. LaCarte, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CB Financial Services, Inc to be held on May 15, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

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